Exhibit 99.1

SITE Centers Corp. 3300 Enterprise Parkway Beachwood, OH 44122 216-755-5500	For additional information: Conor Fennerty, EVP and Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Announces Spin-Off of Convenience Portfolio

Curbline Properties to Be the First Public REIT Exclusively Focused on the Convenience Sector

Curbline Offers a Unique Scalable Investment Opportunity with a Balance Sheet Intended to Fuel Company for Significant Growth in Fragmented Yet Liquid Market

$646M of Assets Sold Since June 30, 2023 at a 6.5% Cap Rate and $242M of Additional Assets Under Contract for Sale Subject to Standard Closing Conditions

SITE Centers Obtained $1.1B Financing Commitment with Proceeds Expected to be Used to Repay All Outstanding Unsecured Debt

SITE Centers Declares Fourth Quarter Dividend of $0.13 per share and Expects to Declare and Pay a Special Cash Dividend of at least $0.10 per share Prior to January 31, 2024

Beachwood, Ohio, October 30, 2023 – SITE Centers Corp. (the “Company” or “SITE Centers”) (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, today announced that the Company’s Board of Directors has unanimously approved a plan to spin-off the Company’s Convenience assets into a separate publicly-traded REIT to be named Curbline Properties Corp. (“Curbline Properties” or “CURB”).

“We believe that the Convenience real estate sector offers attractive, inflation-protected returns with limited capital expenditure requirements and are excited to form and scale the first public real estate company focused exclusively on Convenience properties located on the curbline in the wealthiest submarkets in the United States. CURB’s balance sheet upon separation from SITE Centers is expected to position Curbline Properties for significant asset growth in a period of market disruption, providing a compelling competitive advantage in a fragmented yet liquid marketplace,” commented David R. Lukes, President and Chief Executive Officer. “For SITE Centers, our work over the past six years has resulted in a carefully curated mix of dominant grocery, lifestyle, net lease and regional power center properties located in the top submarkets in the United States with compelling near-term net operating income (“NOI”) growth. Following the separation, SITE Centers intends to continue maximizing value via our leasing and tactical redevelopment efforts and opportunistically realize value through asset sales where appropriate.”

TRANSACTION HIGHLIGHTS

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Unlocks Unique, Focused Growth Company - The expected spin-off will separate the Company’s Convenience strategy from SITE Centers, unlocking the first and only public REIT exclusively focused on Convenience assets which generally consist of a row of primarily shop units. The Convenience sector offers attractive, inflation-protected returns driven by high renewal and retention rates and limited operating capital expenditures.

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CURB Balance Sheet Positioned for Growth in Scalable Market - Based on CURB’s expected net cash, debt-free position upon separation from SITE Centers along with its limited capital needs, CURB is expected to be able to significantly grow its asset base with no additional near-term equity required. There are over 68,000 unanchored assets in the United States (950 million square feet) according to ICSC, with over $40 billion of assets traded in the period between 2018 and 2022. This highly fragmented, but liquid market, provides a substantial addressable opportunity for CURB.

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SITE Portfolio Concentrated in Top Retail Submarkets - Pro forma for the spin-off and including all assets owned as of September 30, 2023, SITE Centers remains well positioned based on its curated portfolio of properties located in the top submarkets in the United States with average household incomes of $109,000 (88th percentile as compared to all shopping centers in the United States) and 69% of the wholly-owned portfolio anchored by a grocer or warehouse club.

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SITE Centers to Continue to Maximize Value - The Company’s Signed Not Opened (SNO) pipeline of $14.4 million represents 4.5% of third quarter 2023 Pro-Rata Share (PRS) Annualized Base Rent (ABR), providing a tailwind to future NOI growth further supported by steady demand for vacant space and limited industry supply. SITE Centers obtained a $1.1B financing commitment with financing and disposition proceeds expected to be used to retire all unsecured debt outstanding prior to the spin-off and provide maximum flexibility for stakeholders.

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Management Expertise and Track Record - SITE’s management team has a strong strategic and transaction track record with $6.9 billion of assets (at 100%) sold since the first quarter of 2017, the successful spin-off and monetization of all 50 properties in Retail Value Inc., and the unwind of multiple joint venture portfolios.

CURBLINE OVERVIEW

Convenience retail properties are positioned on the curbline of well-trafficked intersections, offering excellent access and visibility along with dedicated parking. The properties generally consist of a ubiquitous row of primarily shop units leased to a diversified mixture of national and local service and restaurant tenants that cater to daily convenience trips from the growing suburban population including top tenants Starbucks (2.3% of ABR), Darden (2.0%), JPMorgan Chase (1.4%), Verizon (1.3%) and Chipotle (1.2%). The property type’s site plan and depth of leasing prospects reduce operating capital expenditures and provide significant tenant diversification. The median asset size of the CURB portfolio as of September 30, 2023 is 20,000 square feet with 91% of base rent generated by units less than 10,000 square feet.

Since launching its convenience strategy in 2019, the Company has amassed a portfolio of 61 wholly-owned properties, including assets separated or in the process of being separated from SITE Centers properties, concentrated in Metropolitan Statistical Areas (MSAs) and submarkets with compelling long-term population and employment growth and above-average household incomes of over $115,000 (91st percentile). Same-property NOI growth for the CURB portfolio is expected to average greater than 3% in the next three years (2024-2026), driven by fixed rental revenue increases and rent commencements along with negotiated and option renewals. As of September 30, 2023, the CURB portfolio was 96.2% leased with ABR per square foot of $35.32.

In 2022, SITE Centers began the process of separating certain convenience properties that are adjacent to existing assets, with the separation work expected to be completed prior to the planned spin-off of CURB. The separated properties to be included in CURB share similar characteristics to convenience assets purchased to date and were selected based on projected cash flow growth, demographics, the credit profile of tenants and other key financial and real estate attributes.

CURB is expected to be in a net cash position at the time of the spin-off with cash on hand, a preferred investment in SITE Centers, and an unsecured, undrawn line of credit. The Company intends to acquire additional convenience properties prior to the spin-off, which will be included in the CURB portfolio, funded via additional SITE Centers dispositions, retained cash flow and cash on hand. CURB is expected to be led by David Lukes as President and Chief Executive Officer. Conor Fennerty is expected to be Chief Financial Officer and Treasurer and John Cattonar is expected to be Chief Investment Officer.

In the third quarter of 2023, SITE Centers acquired three convenience properties for an aggregate price of $28.1 million, including Towne Crossing Shops (Richmond, Virginia) for $4.2 million, Oaks at Slaughter (Austin, Texas) for $14.1 million and The Marketplace at 249 (Houston, Texas) for $9.8 million. Subsequent to quarter end, the Company acquired two additional convenience properties for an aggregate price of $26.0 million including Estero Crossing (Fort Meyers, Florida) for $17.1 million and Point at University (Charlotte, North Carolina) for $8.9 million.

SITE CENTERS OVERVIEW

Pro forma for the spin-off and including all assets owned as of September 30, 2023, SITE Centers will include 83 properties, including 13 joint venture properties, concentrated in the country’s largest MSAs including Chicago (7.6% of pro-rata ABR), Atlanta (7.2%), Boston (7.1%), Orlando (6.9%) and Denver (6.3%) with average household incomes of $109,000 (88th percentile).

In addition to its positioning in the top submarkets with elevated employment and population growth, over 90% of ABR of the pro forma SITE Centers portfolio is generated by national tenants with 69% of properties by ABR anchored by a grocer or warehouse club. As of September 30, 2023, ABR per square foot for the portfolio was $17.82 and the leased rate was 94.4% with an SNO pipeline of $14.4 million which represents 4.5% of ABR.

In October 2023, SITE Centers obtained a commitment from affiliates of Apollo, including ATLAS SP Partners, to provide a $1.1 billion delayed-draw mortgage facility to be secured by 40 properties across 15 states with flexibility to reduce the commitment or loan balance with proceeds from asset sales or other sources of capital. The mortgage is expected to be funded prior to the spin-off date with loan and additional asset sale proceeds expected to be used to retire all unsecured debt, including all outstanding public notes, prior to the spin-off of CURB. SITE Centers is expected to have no unsecured debt outstanding at the time of the spin-off effective date. In October 2023, SITE Centers also closed on a $100 million mortgage secured by Nassau Park Pavilion. Proceeds were used for general corporate purposes including the repayment of a portion of the outstanding balance on the Company’s line of credit.

SITE Centers is expected to provide certain shared services to CURB for up to 24 months following the transaction. Following the separation of CURB, the Company may opportunistically sell additional assets to repay debt, redeem CURB’s preferred investment and return capital to shareholders.

SITE Centers sold 11 wholly owned shopping centers in the third quarter and fourth quarter to date for an aggregate price of $645.6 million, with 6 additional assets for an aggregate price of $242.0 million under contract for sale subject to standard closing conditions. The assets sold to date were disposed of at a blended 6.5% cap rate. Disposition proceeds are expected to be used to repay the outstanding balance on the Company’s line of credit, fund acquisitions, retire near-term maturities and for general corporate purposes. Additional details related to recent transaction activity can be found in the CURB investor presentation.

SITE CENTERS DECLARES FOURTH QUARTER 2023 DIVIDEND & ANNOUNCES EXPECTED SPECIAL DIVIDEND

SITE Centers today declared a dividend on its common stock of $0.13 per share for the fourth quarter of 2023. The dividend is payable on January 5, 2024 to shareholders of record at the close of business on December 11, 2023. Based on 2023 transaction activity, the Company also expects to declare and pay a special cash dividend of at least $0.10 per share prior to January 31, 2024 subject to final SITE Centers’ Board of Directors approval. The Company will assess and expects to adjust, if necessary, future quarterly dividends prior to the spin-off of CURB.

SPIN-OFF DETAILS

CURB expects to confidentially submit its initial draft Form 10 registration statement with the U.S. Securities and Exchange Commission in 2024, and the spin-off is expected to be completed in the second half of 2024. CURB intends to elect to be treated as a REIT for U.S. federal income tax purposes and be structured as an UPREIT which is expected to be a competitive advantage when acquiring assets from private Convenience sellers. Shareholders of SITE Centers will receive shares of CURB via a taxable pro rata stock distribution. The transaction is subject to certain conditions, including the effectiveness of CURB’s Form 10 registration statement and final approval and declaration of the distribution by SITE Centers’ Board of Directors. The transaction does not require shareholder approval.

An investor presentation regarding the spin-off can be found on the Investor portion of SITE Centers’ website at http://ir.sitecenters.com.

SPIN-OFF ADVISORS

Morgan Stanley & Co. LLC and Wells Fargo are acting as lead financial advisors and Jones Day is serving as legal counsel to SITE Centers.

CONFERENCE CALL DETAILS

The Company will hold a conference call to discuss the spin-off and third quarter results today at 5:30pm Eastern Time. All interested parties can access the call by dialing 888-317-6003 (U.S.), 866-284-3684 (Canada), or 412-317-6061 (international) using passcode 5228692. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. SITE Centers no longer intends to host its previously announced earnings conference call on November 2, 2023.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Safe Harbor

The Company considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, our ability to complete the spin-off in a timely manner or at all; the expected tax treatment of the spin-off; our ability to satisfy the various closing conditions to the spin-off and the anticipated financing thereof or have such conditions waived; our ability to consummate additional dispositions, transfers, property separations and acquisitions prior to the completion of the spin-off; our ability to obtain required third-party consents and regulatory approvals to complete the spin-off in a timely manner or at all; the composition of the spin-off portfolio; the post-transaction leadership of CURB; the impact of the spin-off on our business and that of CURB; and the Company’s and CURB’s ability to execute their respective business strategies following the spin-off, including the ability of CURB to acquire assets and obtain debt or equity financing on reasonable terms, if at all. Other risks and uncertainties that could cause our results to differ materially from those indicated by such forward-looking statements include our ability to declare and pay dividends; general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; and our ability to maintain REIT status. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.